PragerMetis

September 9, 2019

Securities and Exchange Commission
100F Street N.E.
Washington, DC 20549

Prager Metis CPAs, LLC

401 HACKENSACK AVENUE
4TH FLOOR
HACKENSACK, NJ 07601

T 201.342.7753
F 201.820.2691

www.pragermetis.com

We have read Item 4.01 of Form 8-K of Longwen Group Corp, Inc. dated September 9, 2019. We agree with the statements made concerning our firm contained therein.

Yours very truly,

Prager Metis CPAs, LLC

Prager Metis CPAs, LLC